     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2002.
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         OIL STATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                        76-0476605
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                     Identification Number)

                               THREE ALLEN CENTER
                           333 CLAY STREET, SUITE 3460
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)

                             ----------------------

                         OIL STATES INTERNATIONAL, INC.
                         2001 EQUITY PARTICIPATION PLAN
                            (Full title of the plan)

                                 CINDY B. TAYLOR
                         OIL STATES INTERNATIONAL, INC.
                               THREE ALLEN CENTER
                           333 CLAY STREET, SUITE 3460
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)
                                 (713) 652-0582
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                 Scott N. Wulfe
                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                              Houston, Texas 77002
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
      TITLE OF SECURITIES           AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION
       TO BE REGISTERED           REGISTERED(1)(2)        PER SHARE              PRICE                 FEE
----------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01
per share).....................   2,000,000 shares       $ 10.77 (3)          $ 21,540,000        $ 1,982
================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") this registration statement also covers any additional shares of common stock which become issuable under the antidilution provision of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) A total of 3,600,000 shares of Common Stock issuable pursuant to the terms of the Oil States International, Inc. 2001 Equity Participation Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-57960).

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of registrant's common stock as reported on the New York Stock Exchange on July 23, 2002.

================================================================================

                                EXPLANATORY NOTE

         On March 30, 2001, Oil States International, Inc. (the "Company") filed a Registration Statement on Form S-8 (File No. 333-57960) (the "Initial Form S-8") with respect to 3,600,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock") issuable in accordance with the terms of the Oil States International, Inc. 2001 Equity Participation Plan. On February 19, 2002, the Board of Directors of the Company amended and restated the Oil States International, Inc. 2001 Equity Participation Plan (as amended and restated, the "Plan") to increase the number of shares of Common Stock authorized for issuance thereunder to from 3,700,000 to 5,700,000. At the annual meeting of stockholders of the Company held on May 15, 2002, the stockholders of the Company also approved the Plan. Accordingly, this registration statement is being filed to register such 2,000,000 additional shares of Common Stock, and the contents of the Initial Form S-8 are incorporated by reference herein. In addition, pursuant to General Instruction E. to Form S-8, all required opinions and consents are filed as exhibits hereto, except as provided below.

                       MATTERS RELATED TO ARTHUR ANDERSEN

         The consolidated balance sheet of the Company as of December 31, 1999, and the related consolidated statement of operations, stockholders' equity and cash flows for the year ended December 31, 1999, included in the combined financial statements of the Company as of such date and for such period were audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon incorporated by reference in this registration statement, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement, and we have not obtained their consent to do so in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 24th day of July, 2002.

                                             OIL STATES INTERNATIONAL, INC.


                                             By: /s/ Douglas E. Swanson
                                                --------------------------------
                                                 Douglas E. Swanson
                                                 President and Chief Executive
                                                 Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 24th day of July, 2002.


                SIGNATURE                               TITLE
                ---------                               -----

         /s/ Douglas E. Swanson              President, Chief Executive Officer
 -----------------------------------------   and Director (Principal
            Douglas E. Swanson               Executive Officer)


           /s/ Cindy B. Taylor               Chief Financial Officer
 -----------------------------------------
             Cindy B. Taylor                 (Principal Financial Officer)


          /s/ Robert W. Hampton              Vice President - Finance
 -----------------------------------------   and Accounting (Principal
            Robert W. Hampton                Accounting Officer)

            /s/ L.E. Simmons                 Chairman of the Board
-----------------------------------------
              L.E. Simmons*

           /s/ Martin Lambert                Director
-----------------------------------------
             Martin Lambert*

            /s/ Mark G. Papa                 Director
-----------------------------------------
              Mark G. Papa*

         /s/ Gary L. Rosenthal               Director
-----------------------------------------
            Gary L. Rosenthal*

           /s/ Andrew L. Waite               Director
-----------------------------------------
             Andrew L. Waite*

           /s/ Stephen A. Wells              Director
-----------------------------------------
             Stephen A. Wells*

*By:      /s/ Cindy B. Taylor
    -------------------------------------
     Cindy B. Taylor, pursuant to a Power
     of Attorney filed as Exhibit 24.1
     to the registrant's Registration
     Statement on Form S-3 (File
     No.333-88674) filed May 20, 2002

                                INDEX TO EXHIBITS


          5.1     Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of PricewaterhouseCoopers LLP (Edmonton, Alberta)

         23.3     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

         24.1 Powers of Attorney (incorporated by reference to Exhibit 24.1 to the registrant's Registration Statement on Form S-3
                  (File No. 333-88674) filed May 20, 2002)